Exhibit 10.2

THIRD AMENDMENT AND CONSENT TO SECOND LIEN CREDIT AGREEMENT

This THIRD AMENDMENT AND CONSENT TO SECOND LIEN CREDIT AGREEMENT, dated as of December 8, 2008 (this “Amendment”), to the Second Lien Credit Agreement referred to below, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), GoAmerica, Inc., a Delaware corporation (“Borrower”) and Clearlake Capital Group, L.P., as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Second Lien Credit Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders consent to certain actions to be taken by the Loan Parties that would otherwise be in violation of the Second Lien Credit Agreement;

WHEREAS, Administrative Agent and Required Lenders have agreed to provide such consents in the manner, and on the terms and conditions, provided for herein; and

WHEREAS, Borrower has requested, and Administrative Agent and Required Lenders have agreed, to amend the Second Lien Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Loan Parties, Administrative Agent and Lenders hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Second Lien Credit Agreement.

2. Consent to Second Lien Credit Agreement. Notwithstanding anything to the contrary contained in the Second Lien Credit Agreement or in any other Loan Document, including Section 8.11 of the Second Lien Credit Agreement, as of the Third Amendment Effective Date (as defined below), Administrative Agent and Required Lenders hereby consent to the amendment of each of Borrower’s, Hands On’s and GoAmerica Communications Corp.’s (“GoAmerica Communications”) Constituent Documents to provide for the change of each of their legal names to Purple Communications, Inc., Purple Language Services Co. and Purple Relay Services Co., respectively; provided, that Borrower gives Administrative Agent 15 days prior written notice of such legal name change and delivers to the Administrative Agent all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests granted to the Collateral Agent pursuant to the Loan Documents. Upon the effective time of all such legal name changes referred to in this paragraph 2 all references in the Second Lien Credit Agreement and any other Loan Document to (a) GoAmerica, Inc. shall thereafter be “Purple Communications, Inc.”, (b) Hands On Video Relay Services, Inc. shall thereafter be “Purple Language Services Co.” and (c) GoAmerica Communications shall thereafter be “Purple Relay Services Co.”.

3. Amendments to Second Lien Credit Agreement. The Second Lien Credit Agreement is hereby amended as of the Third Amendment Effective Date as follows:

(a) Section 1.1 of the Second Lien Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“‘Third Amendment Effective Date’ means December 8, 2008.”

(b) Section 6.1 of the Second Lien Credit Agreement is hereby amended by adding a new clause (n) following clause (m) therein as follows:

“(n) Within ten (10) Business Days (i) after the end of each calendar quarter, so long as a Restricted Payment pursuant to Section 8.5 was made during such calendar quarter, a written report which sets forth the aggregate amount of the Restricted Payments made pursuant to Section 8.5(e) for such calendar quarter and (ii) after a request by the Administrative Agent, such other information with respect to clause (i) as Administrative Agent may reasonably request from time to time.”

(c) Section 8.5 of the Second Lien Credit Agreement is hereby amended by deleting “and” where it appears at the end of clause (d) thereof, by renumbering clause (e) as clause (f) and by adding new clause (e) following clause (d) thereof as follows:

“(e) for the period commencing on the Third Amendment Effective Date and ending on December 31, 2009, the redemption, purchase or other acquisition or retirement for value by Borrower of its common Stock from any Person (which is not an Affiliate of any Secured Party) for aggregate cash consideration in an amount not to exceed $1,000,000; provided, however, that no Default or Event of Default is then continuing or would result therefrom; and”

4. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any covenant or agreement in this Amendment (including Section 2 hereof) shall constitute an immediate Event of Default hereunder and under the other applicable Loan Documents.

5. Representations and Warranties. To induce Administrative Agent and Required Lenders to enter into this Amendment, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby jointly and severally represents and warrants that:

(a) The execution, delivery and performance by each Loan Party of this Amendment and the performance of the Second Lien Credit Agreement as amended by this Amendment (the “Amended Second Lien Credit Agreement”) (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of the holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any material Requirement of Law in any material respect, (C) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

(b) From and after its delivery to the Administrative Agent, this Amendment has been duly executed and delivered to the other parties hereto by each Loan Party party hereto and this Amendment and the Amended Second Lien Credit Agreement is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(c) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(d) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Second Lien Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Second Lien Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Second Lien Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.

(e) After giving effect to this Amendment, the representations and warranties of Borrower and the other Loan Parties contained in the Amended Second Lien Credit Agreement and each other Loan Document are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Third Amendment Effective Date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(f) Set forth on Schedule 1 attached hereto is a complete and accurate list of all bank, deposit, securities, commodities or other accounts maintained by any Loan Party as of the Third Amendment Effective Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefore.

(g) Except as otherwise set forth on Schedule 2 attached hereto, the name changes contemplated by Section 2 of this Amendment, and the contemplated mergers of the Subsidiaries of Hands On with and into Hands On and the contemplated mergers of the Subsidiaries of GoAmerica Communications with and into GoAmerica Communications, do not (A) violate any material Requirement of Law in any material respect, (B) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, (C) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries or (D) require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

6. Covenants. To induce Administrative Agent and Required Lenders to enter into this Amendment, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby jointly and severally covenant and agree that:

(a) Within five (5) Business Days after the Borrower’s receipt of file-stamped copies of any filings related to the legal name change of Borrower, Hands On or GoAmerica Communications, the Borrower shall deliver to the Administrative Agent copies of all documents (including, without limitation, any amendments to the Constituent Documents of Borrower, Hands On and GoAmerica Communications).

(b) No later than December 12, 2008, each Loan Party shall deliver to the Administrative Agent copies of all Control Agreements for each of the accounts set forth on clause (b) of Schedule 1 attached hereto (other than Control Agreements for employee wage and benefit payment accounts for the benefit of the Group Members’ salaried employees and withholding taxes and other fiduciary accounts), each duly executed by, in addition to the applicable Loan Party, [Bank of America] (or an Affiliate) delivered to the First Lien Collateral Agent that are required for the Loan Parties to comply with the First Lien Loan Documents.

(c) No later than June 30, 2009, the Group Members shall cause the bank, deposit, securities, commodities or other accounts set forth on clause (a) of Schedule 1 to be closed and shall deliver to the Administrative Agent copies of evidence of the same as delivered to the First Lien Collateral Agent that are required by the Group Members to comply with the First Lien Loan Documents.

(d) The Group Members shall use commercially reasonable efforts to obtain the amendments or consents, or provide the notices, in each case, required by each applicable Requirement of Law, Contractual Obligation or Permit set forth on Schedule 2 attached hereto in connection with the name changes contemplated by Section 2 of this Amendment or the contemplated mergers of the Subsidiaries of Hands On with and into Hands On and the contemplated mergers of the Subsidiaries of GoAmerica Communications with and into GoAmerica Communications upon the earlier of (i) the date expressly required by such Requirement of Law, Contractual Obligation or Permit and (ii) March 31, 2009.

7. No Amendments/Waivers. The Second Lien Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and, except as expressly provided herein, shall be unmodified. In addition, except as expressly provided herein, this Amendment shall not be deemed an amendment, consent or waiver of any term or condition of any Loan Document or a forbearance by Administrative Agent or Lenders with respect to any right or remedy which Administrative Agent or Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which Administrative Agent or Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.

8. Outstanding Indebtedness; Waiver of Claims. The Borrower and the other Loan Parties hereby acknowledge and agree that as of the date first written above the aggregate amount of Loans is $30,000,000, and that such principal amounts are payable pursuant to the Second Lien Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.

9. Expenses. Each of Borrower and each other Loan Party hereby reconfirms its respective obligations pursuant to Section 11.3 of the Second Lien Credit Agreement and to pay and reimburse Administrative Agent, for all reasonable costs and expenses (including, without limitation, reasonable fees of one legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

10. Affirmation of Existing Loan Documents. After giving effect to this Amendment, each Loan Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

11. Effectiveness. This Amendment shall become effective as of December 8, 2008 (the “Third Amendment Effective Date”) only upon satisfaction in full in the judgment of Administrative Agent of each of the following conditions on or prior to the date hereof.

(a) Amendment. Administrative Agent shall have received four (4) copies of this Amendment duly executed and delivered by Administrative Agent, the Required Lenders and Borrower.

(b) Payment of Fees and Expenses. Borrower shall have paid all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Administrative Agent (including, without limitation, reasonable legal fees and expenses of one legal counsel).

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GOAMERICA, INC., as Borrower

By:
Name:
Title:

ADMINISTRATIVE AGENT AND LENDERS:

CLEARLAKE CAPITAL GROUP, L.P., as Administrative Agent
By: CCG Operations, LLC, its general partner

By:
Name:
Title:

RESERVOIR CAPITAL PARTNERS, L.P., as Lender
By: RCP GP, LLC, its general partner

By:
Name:
Title:

RESERVOIR CAPITAL INVESTMENT PARTNERS, L.P., as Lender
By: RCIP GP, LLC, its general partner

By:
Name:
Title:

RESERVOIR CAPITAL MASTER FUND II, L.P., as Lender
By: Reservoir Capital Group, L.L.C., its general partner

By:
Name:
Title: